Exhibit 10.10.2

AMENDMENT ONE TO

THE COCA-COLA COMPANY SUPPLEMENTAL PENSION PLAN

This Amendment One to The Coca-Cola Company Supplemental Pension Plan (the “Plan”) is adopted by The Coca-Cola Company Benefits Committee (the “Committee”).

WITNESSETH:

WHEREAS, pursuant to Section 7.4 of the Plan, the Committee has the authority to amend the Plan;

WHEREAS, the Committee wishes to amend the Plan;

NOW, THEREFORE, the Committee hereby amends the Plan as follows:

Effective as of January 1, 2008, Section 3.4(b)(1) of the Plan shall be amended to read as follows:

(1)                                  Death on or after Earliest Retirement Date

If a married Participant dies on or after his Earliest Retirement Date and prior to Separation from Service, his surviving spouse, if any, shall receive a survivor benefit as described in this section.  If an unmarried Participant dies on or after his Earliest Retirement Date and has made an election described below to name a Beneficiary, such Beneficiary shall receive a survivor benefit as described in this section.  A monthly 50% survivor annuity shall be payable on his behalf to his Beneficiary, commencing on the first day of the month following death.  Such survivor annuity shall be equal to the monthly benefit that would have been payable to the Beneficiary if the Participant:

(1)                    had a Separation from Service on the date of death; and

(2)                    elected to have his benefits paid in the form of a Joint and 50% Contingent Annuity

At any time on or after the Participant’s Earliest Retirement Date, a married Participant may elect an optional form of survivor benefit, consisting of either a 100% survivor annuity or a 75% survivor annuity.  Such survivor annuity shall be calculated as described above, except that 100% or 75%, as applicable, shall be substituted for 50%.

At any time on or after an unmarried Participant’s Earliest Retirement Date, the unmarried Participant may make an election for a specified Beneficiary to receive a survivor annuity under this section.  Such Participant may also elect an optional form of survivor benefit, consisting of either a 100% survivor annuity or a 75% survivor annuity.  Such survivor annuity shall be calculated as described above, except that 100% or 75%, as applicable, shall be substituted for 50%.

Payments shall cease with the payment due on the first day of the month in which occurs the Beneficiary’s death.

IN WITNESS WHEREOF, the undersigned has adopted this Amendment One on the date shown below, but effective as of the dates indicated above.

THE COCA-COLA COMPANY BENEFITS COMMITTEE

Date	5/5/08	By	/s/ Susan M. Fleming